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                 ARTICLES OF ORGANIZATION (Under G.L. Ch. 156B)

                                   ARTICLE I.

                         The name of the corporation is:

                          Boylston Street Theatre Corp.

                                   ARTICLE II.

                 The purpose of the corporation is to engage in the following business activities:

         To erect, equip, rent, lease, operate and manage public halls, theaters, opera houses and places of amusement, and to produce, exhibit and exploit therein attractions of various kinds and natures, including dramatic, operatic and musical performances, concerts, motion pictures, intellectual and instructive entertainments, and in general to carry on the business of theatrical proprietors and producers for public entertainment and amusement;

         To purchase, lease or otherwise acquire, to own, control, book, manage, promote, produce and conduct any and all manner of amusement and theatrical enterprises;

         To purchase or otherwise acquire, hold, own, maintain, improve, operate, mortgage, sell, convey, lease, sublease or otherwise deal in and dispose of real and personal property of every kind, character and description whatsoever in connection with the foregoing; and to carry on any other business permitted by the laws of the Commonwealth of Massachusetts to a corporation organized under Chapter 156B of said laws.


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                                  ARTICLE III.

The type and classes of stock and the total number of shares and par value, if any, of each type and class of stock which the corporation is authorized to issue is as follows:

     WITHOUT PAR VALUE STOCKS                             WITH PAR VALUE STOCKS
---------------------------------               ------------------------------------------
TYPE             Number of Shares               TYPE          Number of Shares   Par Value
---------------------------------               ------------------------------------------
Common:          200,000                        Common:       None
---------------------------------               ------------------------------------------
Preferred:       None                           Preferred:    None
---------------------------------               ------------------------------------------


                                   ARTICLE IV.

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established with any class.

                                      None


                                   ARTICLE V.

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are as follows:

                                     See 5A


                                   ARTICLE VI.

Other lawful provisions, if any, for the conduct and regulation of business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: (if them are no provisions state "None".)

                                     See 6A

Note: The Preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.


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                                      -5A-

         Any stockholder, including the heirs, assigns, executors or administrators of a deceased stockholder, desiring to sell or transfer any shares of common stock of this Corporation owned by him or them shall first offer said shares to the Corporation through the Board of Directors in the manner following:

         He shall notify the Directors of his desire to sell or transfer by notice in writing, which notice shall contain the price at which he is willing to sell or transfer and the name of one arbitrator The Directors may at any time within thirty days after receipt of the offer by notice in writing accept or reject the offer or elect to have a price determined by three arbitrators. Failure by the Directors within said period of thirty days to either accept or reject said offer or to elect to have a price determined by arbitrators shall be deemed to be a rejection of the offer by the Directors.

         If the Directors elect to accept the offer, the Corporation shall purchase the shares within thirty days after the date of the notice of such election.

         If the Directors elect to have a price determined by arbitrators, the notice shall name a second arbitrator. The two arbitrators so named shall name a third arbitrator. It shall then be the duty of the arbitrators to determine the value of the stock. If any arbitrator shall neglect or refuse to appear at any meeting called and noticed by the arbitrators, a majority may act in the absence of such arbitrator. After the report of the arbitrators as to the value of the stock the Directors shall have a period of thirty days in which to purchase the same at such valuation.

         If the Directors (a) elect to accept the offer and the Corporation fails to purchase the shares within thirty days after such election; or (b) elect to have a price determined by arbitrators and the Corporation fails to purchase such shares within thirty days after such determination; or (c) reject the offer, expressly or by reason of their failure to either accept or reject the offer or to elect to have a price determined by arbitrators within thirty days after receipt of the offer, the owner of the stock may at any time during the period of sixty days thereafter dispose of the stock in any manner he may see fit.


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         No shares of stock shall be sold or transferred on the books of the
Corporation until these provisions have been complied with, but the Board of Directors may in any particular instance or instances waive these provisions with respect to any present or future sale or transfer including, without limiting the generality of the foregoing, a sale or transfer at a future date or upon the happening of a future event. In the event of any such waiver by the Board of Directors, the owner of the stock may, at any time during the sixty days following the date of such waiver, if such waiver be with respect to a present sale or transfer, or during the sixty days following the date of the future event or the happening of the future event, if such waiver be with respect to a future sale or transfer, dispose of the stock in accordance with said waiver.


                                      -6A-

         Meetings of the stockholders of the Corporation may be held anywhere in the United States.

         The Directors may make, amend, or repeal the By-Laws in whole or in part except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders.

         The Corporation may be a general or limited partner in any business enterprise which the Corporation would have power to conduct by itself, including general and limited partnerships.

         The rights of a stockholder shall not be considered adversely affected by an amendment of the Articles of Organization of the Corporation which creates or alters any restrictions on transfers of stock, and any such amendment is hereby expressly permitted.

         No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section sixty-one or sixty-two of chapter 156B, or (iv) for any transaction from which the director derived an improper personal benefit.




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                                  ARTICLE VII.

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

The information contained in ARTICLE VIII is NOT a PERMANENT part of the Articles of Organization and maybe changed ONLY by filing the appropriate form provided therefor.


                                  ARTICLE VIII.

         A. The post office address of the corporation IN MASSACHUSETTS is:

                  1011 Beacon Street, Brookline, MA 02146

         B. The name, residence and post office address (if different) of the directors and officers of the corporation are as follows:


                                                                           POST OFFICE
            NAME                         RESIDENCE                           ADDRESS

President         Jon B. Platt           1011 Beacon Street                   (same)
                                         Brookline, MA 02146
Treasurer         Jon B. Platt           1011 Beacon Street                   (same)
                                         Brookline, MA 02146
Clerk             Jon B. Platt           1011 Beacon Street                   (same)
                                         Brookline, MA 02146
Directors         Jon B. Platt           1011 Beacon Street                   (same)
                                         Brookline, MA 02146



         C. The fiscal year of the corporation shall end on the last day of the month of:

                                    December

         D. The name and BUSINESS address of the RESIDENT AGENT of the corporation, if any, is: None



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                                   ARTICLE IX.

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

IN WITNESS WHEREOF and under the pains and penalties of perjury, I/WE, whose signature(s) appear below as incorporator(s) and whose names and business or residential address(es) ARE CLEARLY TYPED OR PRINTED beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 5th day of September 1990.

         /s/ George W. Tuttle
------------------------------------------------------------------------
         George W. Tuttle, Sole Incorporator
         c/o Widett, Slater & Goldman; 60 State Street, Boston, MA 02109
------------------------------------------------------------------------


------------------------------------------------------------------------


NOTE: If an already-existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.


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